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                           [HALE AND DORR LETTERHEAD]



                                                     April 29, 2002


Boston Advisors Trust
  on behalf of
  Boston Advisors New York Municipal Money Market Fund
100 Federal Street, 29th Floor
Boston, MA  02110

         Re: Post-Effective Amendment No. 3 to
             Boston Advisors Trust's
             Registration Statement on Form N-1A
             (File Nos. 333-90049; 811-09675)
             -----------------------------------

Ladies and Gentlemen:

     As counsel to Boston Advisors Trust (the "Trust"), we have reviewed post-effective amendment no. 3 to the Trust's Registration Statement, prepared by the Trust for electronic filing with the Securities and Exchange Commission. We hereby represent, pursuant to Rule 485(b)(4) under the Securities Act of 1933, as amended (the "1933 Act"), that the post-effective amendment does not in our view contain disclosure that would make it ineligible to become effective pursuant to Rule 485(b) under the 1933 Act.

     We hereby consent to your filing this letter with the Securities and Exchange Commission together with the above-captioned post-effective amendment to the Fund's Registration Statement on Form N-1A. Except as provided in this paragraph, this letter may not be relied upon by, or filed with, any other parties or used for any other purpose.

                                                     Very truly yours,

                                                     /s/ Hale and Dorr LLP

                                                     Hale and Dorr LLP


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                           [HALE AND DORR LETTERHEAD]


                                 April 30, 2002

Boston Advisors Trust on behalf of
  Boston Advisors New York Municipal
  Money Market Fund
100 Federal Street
Boston, Massachusetts  02110

Ladies and Gentlemen:

     Boston Advisors Trust (the "Trust") was established as a Massachusetts business trust under a Declaration of Trust, executed on September 28, 1999 and filed with the Secretary of State of the Commonwealth of Massachusetts on September 30, 1999 in Boston, Massachusetts (the "Declaration of Trust"). The beneficial interests thereunder are represented by transferable shares of beneficial interest without par value.

     The Trustees have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided. Pursuant to Article V,
Section 5.1 of the Declaration of Trust, the number of shares of beneficial interest authorized to be issued under the Declaration of Trust is unlimited and the Trustees are authorized to divide the shares into one or more series of shares and one or more classes thereof as they deem necessary or desirable. Pursuant to Article V, Section 5.4 of the Declaration of Trust, the Trustees are empowered in their discretion to issue shares of any series for such consideration, whether cash or other property, and on such terms as the Trustees may determine, all without action or approval of the shareholders. Pursuant to
Article V, Section 5.5 of the Declaration of Trust, the Trustees have established four series, designated Boston Advisors Cash Reserves Fund, Boston Advisors U.S. Government Money Market Fund. Boston Advisors Tax Free Money Market Fund and Boston Advisors New York Municipal Money Market Fund (the "Existing Series"). The Existing Series consist of two classes of shares - Class 1 Shares and Class 2 Shares.

     We have examined the Declaration of Trust and By-Laws of the Trust, each as amended from time to time, and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including, but not limited to, originals, or copies certified or otherwise identified to our satisfaction, of such documents, Trust records and other instruments. In our examination of the above documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified of photostatic copies.

     Any reference to "our knowledge", to any matter "known to us", "coming to our attention" or "of which we are aware" or any variation of any of the foregoing shall mean the conscious awareness of the attorneys in this firm who have rendered substantive attention to the preparation of the Trust's Registration Statement on Form N-2 or any amendments thereto, of the existence or absence of any facts which would contradict the opinions set forth below. We have not undertaken any independent investigation to determine the existence or absence of such facts,


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Boston Advisors Trust on behalf of
  Boston Advisors New York Municipal
  Money Market Fund
April 30, 2002
Page 2





and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Trust. Without limiting the foregoing, we have not examined any dockets or records of any court, administrative tribunal or other similar entity, or any electronic or computer databases, in connection with our opinions expressed below.

     For purposes of this opinion letter, we have not made an independent review of the laws of any state or jurisdiction other than The Commonwealth of Massachusetts and express no opinion with respect to the laws of any jurisdiction other than the laws of The Commonwealth of Massachusetts. Further, we express no opinion as to compliance with any state or federal securities laws, including the securities laws of The Commonwealth of Massachusetts.

     Our opinion below, as it relates to the non-assessability of the shares of the Trust, is qualified to the extent that under Massachusetts law, shareholders of a Massachusetts business trust may be held personally liable for the obligations of the Trust. In this regard, however, please be advised that the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and permits notice of such disclaimer to be given in each written obligation, contract, instrument, certificate, share, other security of the Trust or a series thereof or undertaking made or issued by the Trustees of the Trust. Also, the Declaration of Trust provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for the obligations of the Trust.

     In rendering the opinion below, insofar as it relates to the good standing and valid existence of the Trust, we have relied solely on certificates of the Secretary of State of the Commonwealth of Massachusetts, dated as of a recent date, and such opinion is limited accordingly and is rendered as of the respective dates of such certificates.

     Subject to the foregoing, we are of the opinion that the Trust is a duly organized and validly existing business trust in good standing under the laws of the Commonwealth of Massachusetts and that the shares of beneficial interest of the Trust, when issued in accordance with the terms, conditions, requirements and procedures set forth in the Declaration of Trust, the Trust's Registration Statement on Form N-1A and the Distribution Agreement between the Trust and Advest, Inc., will constitute legally and validly issued, fully paid and non-assessable shares of beneficial interest in the Trust, subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and the applicable state laws regulating the sale of securities.

     We are opining only as to the specific legal issues expressly set forth herein, and no opinion should be inferred as to any other matters. We are opining on the date hereof as to the law in effect on the date hereof, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein. Further, we are expressing no opinion as to shares previously issued by the Trust and currently outstanding.

Boston Advisors Trust on behalf of
  Boston Advisors New York Municipal
  Money Market Fund
April 30, 2002
Page 3

     This opinion is furnished to you solely for your use and may not be quoted to or relied upon by any other person or entity or used for any other purpose, without our prior written consent.

     We consent to your filing this opinion with the Securities and Exchange Commission (the "Commission") as an exhibit to any amendments to the Trust's registration statement with the Commission. Except as provided in this paragraph, this opinion may not be relied upon by, or filed with, any other parties or for any other purpose.

                                Very truly yours,

                                /s/ Hale and Dorr LLP

                                Hale and Dorr LLP